Exhibit 99.906CERT

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

Randy Anderson, Chairman and President, and Kenneth Seifert, Treasurer and Chief Financial Officer, of the Apollo Diversified Real Estate Fund (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2022 (the “Form N-CSR”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chairman and President, Principal Executive Officer	Treasurer and Chief Financial Officer, Principal Financial Officer
Apollo Diversified Real Estate Fund	Apollo Diversified Real Estate Fund

/s/ Randy Anderson	/s/ Kenneth Seifert
Randy Anderson	Kenneth Seifert
Date: June 6, 2022	Date: June 6, 2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.